UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2016
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 25, 2016, the Board of Directors of First NBC Bank Holding Company (“First NBC”) approved and adopted Amended and Restated Bylaws of First NBC, effective immediately. Among other things, the Amended and Restated Bylaws (i) changed the vote requirement for the election of directors in an uncontested election to the form of majority vote standard provided in the Louisiana Business Corporation Act (“LBCA”), (ii) eliminated the age restriction for election to the Board of Directors, (iii) enhanced the ability of First NBC to communicate with shareholders electronically and (iv) incorporated certain other changes regarding procedural matters to conform the bylaws with the recently enacted LBCA.
The foregoing summary of certain provisions of the Amended and Restated Bylaws is not meant to be complete or exhaustive and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 26, 2016

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws